UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

May 12, 2004

Date of Report (Date of earliest event reported)

Wynn Resorts, Limited

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-50028	46-0484987

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3131 Las Vegas Boulevard South Las Vegas, Nevada	89109

(Address of Principal Executive Offices)	(Zip Code)

(702) 770-7555

(Registrant's telephone number, including area code)

Item 5. Other Events and Required FD Disclosure.

        On May 12, 2004, the Registrant issued a press release, filed herewith as Exhibit 99.1 and by this reference incorporated herein, announcing the completion of an underwritten public offering of 7,000,000 shares of its common stock at a price of $38.75 per share. The net proceeds to the Registrant, after deducting discounts and commissions and estimated expenses, were approximately $267.9 million.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits:

Exhibit Number	Description

99.1	Press Release, dated May 12, 2004, by Wynn Resorts, Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2004

Wynn Resorts, Limited

By:	/s/ John Strzemp

John Strzemp
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated May 12, 2004, by Wynn Resorts, Limited.